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                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT made this 13th day of May, 1997 between Wassall PLC, a corporation organized under the laws of England ("Wassall"), General Cable Industries, Inc., a Delaware corporation ("GCI"), and General Cable Corporation, a Delaware corporation ("GCC").

                              W I T N E S S E T H:

                  WHEREAS, Wassall is the beneficial and record owner of 52,000 ordinary shares (the "Carol Cable Shares") of Carol Cable Ltd., a corporation organized under the laws of England and Wales ("Carol Cable"), and 775,000 ordinary shares (the "Carol Europe Shares") of Carol Cable Europe Ltd., a corporation organized under the laws of England and Wales ("Carol Europe" and, together with Carol Cable, the "Carol Companies"), which represent all of the issued and outstanding capital stock of the Carol Companies (collectively, the "Carol Shares"); and

                  WHEREAS, Wassall desires to sell to GCI, and GCI desires to purchase from Wassall, the Carol Shares upon the terms and subject to the conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Purchase and Sale of Carol Cable Shares. Upon the terms and subject to the conditions contained herein, GCI hereby agrees to purchase from Wassall, and Wassall hereby agrees to sell, assign, transfer, convey and deliver to GCI, the Carol Shares, for an aggregate purchase price (the "Purchase Price") of U.S. $2 million (which amount shall be allocated between the Carol Cable Shares and the Carol Europe Shares as set forth on Exhibit A hereto).

                  SECTION 2. Payment of Purchase Price. On the Closing Date (as hereinafter defined), GCI shall pay the Purchase Price to Wassall by delivery to Wassall of a certified or bank cashier's check in New York Clearing House Funds, payable to the order of Wassall, or at Wassall's option, by wire transfer of immediately available funds into an account designated by Wassall.

                  SECTION 3. Closing. The closing of the purchase and sale of the Carol Cable Shares (the "Closing") will take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges



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LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may mutually agree) on the business day following the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (or the waiver thereof by the party entitled to waive that condition), or on such other date as Wassall and GCI may mutually agree. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

                  SECTION 4.  Representations and Warranties of
Wassall. Wassall represents and warrants to GCI and GCC as follows:

                  (a) Wassall is a corporation duly organized and validly existing under the laws of England.

                  (b) Wassall has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by Wassall of this Agreement have been duly authorized by all necessary corporate action on the part of Wassall.

                  (c) This Agreement has been duly executed and delivered by Wassall. This Agreement constitutes a legal and valid obligation of Wassall, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (d) None of the execution and delivery by Wassall of this Agreement, the consummation of the transactions contemplated hereby or thereby, or compliance by Wassall with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the memorandum or articles of association of Wassall; or (ii) violate any statute, rule, regulation or Order (as hereinafter defined) of any governmental body or authority by which Wassall is bound; except, in the case of clause (ii), for such violations, breaches or defaults as would not, individually or in the aggregate, materially and adversely impair or delay the consummation of the transactions contemplated by this Agreement.

                  (e) No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any governmental authority is required

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on the part of Wassall in connection with the execution and delivery of this
Agreement or the compliance by Wassall with any of the provisions hereof or thereof.

                  (f) The Carol Cable Shares constitute all of the issued and outstanding shares of capital stock of the Carol Cable Companies. Wassall is the beneficial owner of the Carol Cable Shares, free and clear of any liens, claims, security interests, pledges, restrictions, or other encumbrances whatsoever (collectively, "Liens").

                  SECTION 5. Representations and Warranties of GCI and GCC. GCI and GCC jointly and severally represent and warrant to Wassall as follows:

                  (a) Each of GCI and GCC is a corporation duly organized and validly existing under the laws of State of Delaware.

                  (b) Each of GCI and GCC has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of GCI and GCC have been duly authorized by all necessary corporate action on the part of GCI and GCC, respectively.

                  (c) This Agreement has been duly executed and delivered by each of GCI and GCC. This Agreement constitutes a legal and valid obligation of each of GCI and GCC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (d) None of the execution and delivery by GCI or GCC of this Agreement, the consummation of the transactions contemplated hereby or thereby, or compliance by GCI or GCC with any of the provisions hereof or thereof will
(i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of GCI or GCC; or (ii) violate any statute, rule, regulation or Order of any governmental body or authority by which GCI or GCC is bound; except, in the case of clause (ii), for such violations, breaches or defaults as would not, individually or in the aggregate, materially and adversely impair or delay the consummation of the transactions contemplated by this Agreement.

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                  (e) No consent, waiver, approval, Order, permit or
authorization of, or declaration or filing with, or notification to, any governmental authority is required on the part of GCI or GCC in connection with the execution and delivery of this Agreement or the compliance by GCI or GCC with any of the provisions hereof or thereof.

                  (f) GCI is purchasing the Carol Cable Shares for investment purposes only and not with a view to the sale or distribution thereof in violation of the Securities Act of 1933, as amended.

                  SECTION 6. No Warranty. Except as set forth in Section 4 hereof, Wassall does not make and expressly, completely and absolutely disclaims any representations, warranties or agreements of any kind whatsoever with respect to Wassall, the Carol Companies or the business and assets of Wassall or the Carol Companies. It is therefore expressly understood and agreed that Buyer accepts the condition of the properties of the Carol Companies "AS IS, WHERE IS" without any representation, warranty or guarantee, express or implied, as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of such property.

                  SECTION 7.  Covenants.

                  SECTION 7.1 Repayment of Debt; Assumption of Obligations.

                  (a) On the Closing Date, GCI shall provide the Carol Companies with the funds necessary to, and shall cause the Carol Companies to, (i) repay in full to Wassall all outstanding loans and other advances (including any accrued and unpaid interest through the Closing Date thereon) owed to Wassall or any affiliate of Wassall by either of the Carol Cable Companies (collectively, "Intercompany Loans"), (ii) discharge Wassall or any subsidiary of Wassall from all liability in respect of any letters of credit outstanding on the Closing Date on behalf of either of the Carol Cable Companies, and (iii) pay the principal amount of, and all accrued and unpaid interest through the Closing Date on, all outstanding borrowings of Carol Cable and Carol Europe under any credit facility of Wassall or any subsidiary of Wassall.

                  (b) GCI hereby expressly assumes and agrees to punctually pay, perform, satisfy, become primarily liable for and discharge as and when due all obligations, claims, liabilities, debts or other expenses of any kind or nature, whether known or unknown, fixed, contingent, absolute, determined, undeterminable, liquidated or unliquidated or

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otherwise, of Wassall (or any affiliate of Wassall) directly or indirectly relating to or arising under (i) Wassall's 'L'37,155 floating rate Unsecured Loan Note 2001, consisting of (A) an Unsecured Loan Note in the amount of 'L'19,655 (Certificate No. 1) held by D J Scanes Esq., (B) an Unsecured Loan
Note in the amount of 'L'13,710 (Certificate No. 2) held by R B Scanes Esq., and (C) an Unsecured Loan Note in the amount of 'L'3,790 (Certificate No. 3) held by S P Chapman Esq. (collectively, the "Notes") (including, without limitation, any accrued and unpaid amounts thereunder), (ii) any automobile leases made in Wassall's name for or on behalf of any employee of either of the Carol Companies (collectively, the "Leases"), and (iii) any severance agreement or arrangement entered into by Wassall or any affiliate of Wassall and any employee of the Carol Companies (the "Severence Agreements"). GCI further undertakes to use its commercially reasonable efforts, promptly following the Closing Date, to enter into an amendment to each such Note, Lease and Severence Agreement or to enter into new notes, leases or severence agreements in substitution for and replacement of the Notes, Leases and Severence Agreements, in either case providing for the full and unconditional release of Wassall from all obligations and liabilities under each of the Notes, the Leases and the Severence Agreements.

                  SECTION 7.2 Other Actions. Each of Wassall GCC and GCI shall use its reasonable efforts to (i) take (or cause to be taken) all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

                  SECTION 8. Conditions to Closing.

                  SECTION 8.1 Conditions to the Obligations of GCI and GCC. The obligation of each of GCI and GCC to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by GCC in whole or in part to the extent permitted by applicable law):

                  (a) all representations and warranties of Wassall contained herein shall be true and correct in all material respects as of the Closing Date;

                  (b) Wassall shall have performed and complied in all material respects with all obligations and covenants

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required by this Agreement to be performed or complied withby it on or prior to the Closing Date;

                  (c) certificates representing 100% of the Carol Company Shares (or, in lieu thereof, a certificate attesting to the loss of any such certificate, in form reasonably satisfactory to GCC (a "Lost Stock Certificate")) shall have been, or shall at the Closing be, validly delivered and transferred to GCC, free and clear of any and all Liens; and

                  (d) there shall not be in effect any order, injunction, judgment, decree, ruling, writ or assessment (collectively, "Order") by a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

                  (e) the initial public offerings of all or a portion of the shares of common stock of GCC owned by a subsidiary of Wassall (the "Offerings") shall have been consummated.

                  SECTION 8.2 Conditions Precedent to Obligations of the Wassall. The obligations of Wassall to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Wassall in whole or in part to the extent permitted by applicable law):

                  (a) all representations and warranties of GCI and GCC contained herein shall be true and correct in all material respects as of the Closing Date;

                  (b) Each of GCI and GCC shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such party on or prior to the Closing Date;

                  (c) there shall not be in effect any Order by a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

                  (d)  the Offerings shall have been consummated.

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                  SECTION 9.  Documents to be Delivered at Closing.

                  SECTION 9.1 Documents to be Delivered by GCI. At the Closing, GCI shall deliver to Wassall the following:

                  (a) evidence of the wire transfer referred to in Section 2 hereof; and

                  (b) evidence, in form and substance reasonably satisfactory to Wassall, of the repayments and discharges referred to in clauses (ii) and (iii) of Section 7.1(a).

                  SECTION 9.2 Documents to be Delivered by Wassall. At the Closing, Wassall shall deliver, or cause to be delivered, to GCI:

                  (a) the stock certificates representing the Carol Cable Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached (or, in lieu of any thereof, a Lost Stock Certificate), in each case accompanied by stock powers or stock transfer forms duly endorsed in blank or accompanied by duly executed instruments of transfer; and

                  (b) resignations of Messrs. Miller and Roper from the board of directors of each Carol Company, effective upon the Closing.

                  SECTION 10.  Indemnification.

                  SECTION 10.1 Indemnification for Breaches of Representations. Wassall agrees to indemnify and hold harmless GCI and GCC, and GCI and GCC jointly and severally agree to indemnify and hold harmless Wassall, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") of any kind which may be imposed upon, incurred by or asserted against such other party arising out of or resulting from the failure of any representations or warranty made by such party hereunder to be true and correct.

                  SECTION 10.2 Additional Indemnification. GCI and GCC further jointly and severally agree to indemnify and hold harmless Wassall and its affiliates against Losses of any kind which may be imposed upon, incurred by or asserted against Wassall or any such affiliates arising out of or resulting from ownership by Wassall or any such affiliate of the Carol Cable Shares or the conduct, ownership or operation by the Carol Companies, GCC or any affiliate

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thereof of any of the current, former or future businesses or assets of Carol
Cable or Carol Europe or any predecessor thereof regardless of when such Losses arose or arise and regardless of by whom or when such Losses are asserted.

                  SECTION 11. Further Assurances. The parties each agree that if, at any time after the date hereof, any party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in GCI title to the Carol Cable Shares, or to consummate any of the transactions contemplated by this Agreement, the appropriate other party shall, upon request, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title to the Carol Cable Shares in GCI, or otherwise to carry out the purposes of this Agreement.

                  SECTION 12. Benefits of this Agreement; Assignment. Nothing in this Agreement shall be construed to give to any person or entity, other than the parties hereto, any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. No assignment of this Agreement or any rights or obligations hereunder may be made by any party to this Agreement (by operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void.

                  SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  SECTION 14. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be automatically severed from this Agreement and there shall be added to this Agreement a provision as similar as possible to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

                  SECTION 15. Entire Agreement; Amendments. This Agreement (including the exhibits hereto) and the Intercompany Agreement between Wassall, Wassall Netherlands

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Cable BV and GCC dated as of the date hereof, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and arrangements, whether oral or written, of the parties with respect thereto. Except as otherwise provided herein, this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                  SECTION 16. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, on the fifth business day after mailed by certified mail, return receipt requested, the next business day after delivery to a recognized overnight courier or when sent by facsimile to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to GCI or GCC:

                  General Cable Corporation
                  4 Tesseneer Drive
                  Highland Heights, Kentucky 41076
                  Attention:  General Counsel
                  Facsimile: 606-572-8444

                  If to Wassall:

                  Wassall PLC
                  39 Victoria Street
                  London SW1H OEE
                  Attention:  Group Solicitor
                  Facsimile:  171-333-0304

                  with a copy to:

                  Wassall USA, Inc.
                  The Moorings
                  301 Riverside Avenue
                  Westport, CT 06880
                  Attention:  General Counsel
                  Facsimile:  203-221-6443

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                  SECTION 17. Headings. The section headings used in this
Agreement are for convenience only and do not in any way limit or modify the terms and provisions hereof.

                  SECTION 18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                            WASSALL PLC

                                            By:_________________________________
                                               Name:
                                               Title:

                                            GENERAL CABLE INDUSTRIES, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            GENERAL CABLE CORPORATION

                                            By:_________________________________
                                               Name:
                                               Title:

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                                    EXHIBIT A

                          ALLOCATION OF PURCHASE PRICE

                                                       Amount Allocated
                                                       -----------------

Carol Cable Shares                                        $1,250,000

Carol Europe Shares                                         $750,000

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